EXHIBIT 23.2


            Consent of Independent Certified Public Accountants


The Board of Directors and Shareholders
Donaldson, Lufkin & Jenrette, Inc.:


We consent to incorporation by reference in the registration statement on Form S-3 dated March 17, 1999 of our report dated February 2, 1999, which is included in the December 31, 1998 annual report on Form 8-K dated March 16, 1999 of Donaldson, Lufkin & Jenrette, Inc., also incorporated herein by reference and to the reference to our firm under the heading "Experts" in the registration statement.


/s/ KPMG LLP
New York, New York
March 16, 1999